     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 2001

                                                      Registration No. 333-81713

================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           _________________________

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           __________________________

                               SCHLUMBERGER N.V.
                             (SCHLUMBERGER LIMITED)
             (Exact name of registrant as specified in its charter)

       NETHERLANDS ANTILLES                                  52-0684746
  (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                        Identification No.)

153 EAST 53RD STREET, 57TH FLOOR
       NEW YORK, NEW YORK                                     10022-4624

    42, RUE SAINT-DOMINIQUE
         PARIS, FRANCE                                          75007

       PARKSTRAAT 83, THE HAGUE
            THE NETHERLANDS                                    2514 JG
(Addresses of Principal Executive Offices)                   (Zip Codes)

                          __________________________

                       PRODUCTION OPERATORS THRIFT PLAN
                           (Full title of the plan)

                          __________________________

                            James L. Gunderson, Esq.
                         GENERAL COUNSEL AND SECRETARY
                              SCHLUMBERGER LIMITED
                        153 EAST 53RD STREET, 57TH FLOOR
                         NEW YORK, NEW YORK  10022-4624
                    (Name and Address of agent for service)

                                 (212) 350-9400
         (Telephone number, including area code, of agent for service)

================================================================================

                      DEREGISTRATION OF UNSOLD SECURITIES

          Pursuant to Registration Statement No. 333-81713 on Form S-8 (the "Registration Statement"), Schlumberger N.V., a Netherlands Antilles corporation ("Schlumberger"), registered 600,000 shares of its common stock, par value $.01 per share ("Schlumberger Common Stock"), to be offered under the Production Operators Thrift Plan.

          In accordance with an undertaking made by Schlumberger in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, Schlumberger hereby deregisters all shares of Schlumberger Common Stock registered under the Registration Statement which remains unsold as of the date hereof and all participation interests in the Production Operators Thrift Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 29, 2001.

                                 SCHLUMBERGER N.V.
                                 (Schlumberger Limited)

                                 By: /s/ Jack Liu
                                    --------------------------------------------
                                    Jack Liu
                                    Executive Vice President and
                                    Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on June 29, 2001 in the capacities indicated.


                    *                                                *
----------------------------------------------   -----------------------------------------------
D. Euan Baird                                    William T. McCormick, Jr.
Director, Chairman, President                    Director
and Chief Executive Officer


                    *                                                *
----------------------------------------------   -----------------------------------------------
Victor E. Grijalva                               Didier Primat
Director, Vice Chairman                          Director


/s/ Jack Liu                                                         *
----------------------------------------------   -----------------------------------------------
Jack Liu                                         Nicolas Seydoux
Executive Vice President and                     Director
Chief Financial Officer


/s/ Jean-Marc Perraud                                                *
----------------------------------------------   -----------------------------------------------
Jean-Marc Perraud                                Linda G. Stuntz
Controller and                                   Director
Chief Accounting Officer


                    *                                                *
----------------------------------------------   -----------------------------------------------
John Deutch                                      Sven Ullring
Director                                         Director


                    *                                                *
----------------------------------------------   -----------------------------------------------
Yoshihiko Wakumoto                               Andre Levy-Lang
Director                                         Director


                                                                     *
----------------------------------------------   -----------------------------------------------
John C. Mayo                                     Don E. Ackerman
Director                                         Director


*By:  /s/ Ellen S. Summer
    ------------------------------------------
    Ellen S. Summer
    Attorney-in-Fact, pursuant to
    Power of Attorney dated July 16, 1998
    (filed as Exhibit 24 to Registration Statement
    on Form S-8 (Registration No. 333-62545))

     Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 29, 2001.

                                 PRODUCTION OPERATORS THRIFT PLAN


                                 By: /s/ Jack Kluepfel
                                    -------------------------------------
                                    Name:   Jack Kluepfel
                                         --------------------------------
                                    Title:  Director of Employee Services
                                          -------------------------------